                                                                    EXHIBIT 4.15

NONE OF THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (HEREIN THE WARRANTS AND COMMON STOCK ARE REFERRED TO COLLECTIVELY AS THE "SECURITIES") REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE SECURITIES LAW OF ANY STATE (THE "STATE ACTS") AND ARE RESTRICTED SECURITIES. THE RESTRICTED SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTE THEM TO THE PUBLIC. RESTRICTED SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND THE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

--------------------------------------------------------------------------------


                             STOCK PURCHASE WARRANT

For the purchase of 484,600 Shares of Common Stock,

                                 $0.01 Par Value

                                       of

                                 SHELDAHL, INC.
                            (A Minnesota Corporation)

     THIS CERTIFIES THAT, for value received Dublind Investments, LLC (the "Holder"), as registered owner of this Warrant, is entitled to at any time or from time to time at or before the earlier of (a) 5:00 p.m. Eastern Standard Time on August 1, 2002, or (b) the closing of a public offering ("Public Offering") pursuant to an effective registration statement under the Act covering the offer and sale of securities of SHELDAHL, INC., a Minnesota corporation (the ("Company"), to the public, but not thereafter, to subscribe for, purchase and receive 484,600 but not fewer than 484,600 fully paid and nonassessable shares of Common Stock, $0.25 par value (the "Common Stock"), of the Company, at the price of $1.670896 per share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the shares of Common Stock to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holders, a copy of which is attached as Annex I hereto and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before the earlier of (a) August 1, 2002 or
(b) the closing of a Public Offering covering the offer and sale of securities of the Company pursuant to an effective registration statement under the Act, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     This Warrant may be exercised only as to all of the Common Stock purchasable hereunder, by execution by the Holder of the form of exercise hereinafter provided for.

     In no event shall this Warrant (or the shares of Common Stock issuable upon the exercise hereof) be offered or sold except in conformity with the Act and applicable State Acts.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers this 28 day of December, 2000.

                                            SHELDAHL, INC.
                                            a Minnesota corporation


                                            By  /s/ Jill D. Burchill
                                               ---------------------------------
                                                Name: Jill D. Burchill
                                                Title: Vice President and Chief
                                                       Financial Officer

                       Form to be used to exercise warrant

                                 SHELDAHL, INC.





                                                                           Date:

     The Undersigned hereby elects irrevocably to exercise the within Warrant
and to purchase            shares of Common Stock of the Company called for
hereby, and hereby makes payment of $            (at the rate of [         ($ )]
per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                                              Signature:


                                                           Signature Guaranteed:



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
     --------------------------------------------------------------------------
                            (Print in Block Letters)

Address
        ------------------------------------------------------------------------

                                     ANNEX I
                                   TO WARRANT

                                 SHELDAHL, INC.

                      STATEMENT OF RIGHTS OF WARRANT HOLDER

     1. Exchange of Warrants. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other warrants of like tenor registered in the name of the same owner, for another Warrant or other Warrants of like tenor in the name of such owner or permissible assignee, exercisable for the same aggregate number of shares of Common Stock (hereinafter "Warrant Shares") as the Warrant or Warrants surrendered.

     2. Purchase and Exercise of Warrant.

     (a) This Warrant or any part thereof may be sold, transferred, exercised, assigned, hypothecated or allotted only as provided herein. In case the owner shall desire to exercise the purchase right evidenced by this Warrant, the owner shall surrender this Warrant with the form of subscription attached hereto duly executed by the owner to the Company at the principal office of the Company, 1150 Sheldahl Road, Northfield, Minnesota 55057, attention of the President, accompanied by the payment of the total Exercise Price (hereinafter defined). This Warrant may be exercised only in whole. Each certificate for Warrant Shares issued hereunder shall bear the following legends:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

     THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF CAPITAL STOCK

     AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF THE SUBSEQUENT CLASSES OR SERIES.

     THE SHARES OF COMMON STOCK OF SHELDAHL, INC. INTO WHICH THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTIBLE ENTITLE THE HOLDER THEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN SHELDAHL, INC. AND WELLS FARGO BANK, N.A., DATED AS OF JUNE 16, 1996 AND AMENDED ON JULY 25, 1998 AND NOVEMBER 10, 2000 (THE "RIGHTS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF SHELDAHL, INC. UNDER CERTAIN CIRCUMSTANCES, SUCH RIGHTS ISSUED TO OR HELD BY AN ACQUIRING PERSON, OR AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.


     (b) The exercise price (the "Exercise Price") per share of the Warrant Shares shall be $1.670896.

         3.       Disposition of Warrants or Warrant Shares.

     No disposition of this Warrant or Warrant Shares shall be made unless and until the Company has received an opinion from counsel for the owner(s) of the Warrant or Warrant Shares stating that no registration under the Act or any State Acts is required with respect to such disposition or this Warrant or Warrant Shares have been registered pursuant to an effective registration statement.

     4. Dividends, Reclassification, Reorganization, Antidilution Provisions,
Etc.

     (a) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any of its shares of Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer to its holders of Common Stock a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the shares of Common Stock in shares of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

     (b) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its Common Stock into shares with a different par value, or the Company or successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant and conversion of the Common Stock had such recapitalization, consolidation, merger or conveyance not taken place, and in any such event, the rights of the holder of this Warrant to an adjustment in the number of shares of Common Stock purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of this Warrant becomes entitled to purchase.

     (c) If: (i) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect to the shares of Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company's assets; or (ii) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Company is authorized to issue, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the holder of this Warrant at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as for which holders of shares of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

     (d) If the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof, in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.

     (e) If the Company intends to make a Public Offering, then the Company shall mail to the holder of this Warrant at least 30 days prior to the expected closing date of such Public Offering, a notice stating the expected closing date of such Public Offering. On or after the closing date of such Public Offering as specified in such notice, each holder of Warrants shall surrender his certificate or certificates representing such Warrants. Notwithstanding that any certificate representing the Warrants shall not have been surrendered, such Warrants shall upon the closing of such Public Offering be treated for all purposes as expired.

     5. Reservations of Shares Issuable on Exercise of Warrants.

     Subject to shareholder approval to increase the authorized shares to cover the following reservations, the Company will, at all times, reserve and keep available out of its authorized shares, solely for issuance upon the exercise of this Warrant and other similar Warrants, such number of shares of Common Stock and Common Stock and other shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

     6. Loss, Theft, Destruction or Mutilation.

     Upon receipt of the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     7. Warrant Holder Not a Stockholder.

     Any holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a stockholder of the Company.

     8. Mailing of Notice.

     All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class, certified mail, postage prepaid, to the address of the Holder of this Warrant as set forth below or to such other address as the Warrant Holder shall designate by written notice given in conformity with this Section 8.

     DATED this 28 day of December, 2000.


                                     SHELDAHL, INC.
                                     a Minnesota corporation


                                      By: /s/ Jill D. Burchill
                                          --------------------------------------
                                          Name: Jill D. Burchill
                                          Title: Vice President and Chief
                                                 Financial Officer